Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261445 on Form S-3ASR and Registration Statement Nos. 333-251343, 333-251344, 333-251345, and 333-269478 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Apartment Income REIT Corp. and the effectiveness of Apartment Income REIT Corp.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

February 28, 2023